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                                                                      EXHIBIT 10



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Seven (Portion Relating to the Polaris Plus Variable Annuity) of Anchor National Life Insurance Company of our report dated January 31, 2001, relating to the consolidated financial statements of Anchor National Life Insurance Company, and of our report dated July 21, 2000, relating to the financial statements of Variable Annuity Account Seven (Portion Relating to the Polaris Plus Variable Annuity), which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.




PricewaterhouseCoopers LLP
Woodland Hills, California
April 12, 2001